Expedia Group Appoints Julie Whalen as New Chief Financial Officer SEATTLE, September 14, 2022 – Expedia Group, Inc. (NASDAQ: EXPE) announced today that Julie Whalen will be Expedia Group’s Executive Vice President and Chief Financial Officer, effective September 26, 2022. She succeeds Eric Hart, who will remain with the Company through October 1, 2022, to ensure a seamless transition. As Expedia Group’s EVP and CFO, Ms. Whalen will lead the Company’s global finance organization and financial activities including accounting, corporate development, financial reporting and analysis, internal audit, investor relations, real estate, tax, and treasury. Ms. Whalen comes to Expedia Group with more than two decades of finance experience and a proven track record of driving financial success in a global retail environment across multiple brands and channels. Most recently, she served as EVP and CFO of Williams-Sonoma, Inc. having progressed through positions of increasing responsibility in Williams-Sonoma’s finance organization since joining in 2001, including 10 years as CFO. Ms. Whalen also brings a strong understanding of Expedia Group’s business, finances, and operations, having served as a member of the Company’s Board of Directors and Audit Committee since June 2019, and as Chair of its Audit Committee since June 2020. While she has resigned as Chair of the Company’s Audit Committee, she will continue as a member of the Board of Directors following her appointment. “Julie is a highly respected financial executive with years of success as an operating leader. She comes with a background and commitment to understanding customers and driving long-term value. We are excited to bring Julie’s energy and drive to our leadership team and look forward to the impact she can bring to our finance organization and across our entire enterprise,” said Peter Kern, Vice Chairman and CEO, Expedia Group. "I have developed a great a deal of respect and admiration for Expedia Group’s business and leadership team over the past three years through my Board position. I am excited to join Expedia at such a pivotal time and to help deliver on the Company’s growth strategies to maximize shareholder value,” said Julie Whalen. While Eric Hart will be moving on from his role at Expedia Group to pursue new opportunities, the Company is grateful that he will continue to lend his ample experience and skills to the broader Expedia Group family through his service as the Chair of the Supervisory Board of Directors of Trivago N.V., and the Board of Directors of Global Business Travel Group, Inc. (“GBT”). “We thank Eric for his many contributions to Expedia Group during the past 13 years, not the least of which include nearly three years as the Company’s CFO, where he was critical in successfully navigating the pandemic, all while helping me and other leaders guide the Company through a significant transformation,” added Kern. # # # About Expedia Group

Expedia Group, Inc. (NASDAQ: EXPE) companies power travel for everyone, everywhere through our global platform. Driven by the core belief that travel is a force for good, we help people experience the world in new ways and build lasting connections. We provide industry-leading technology solutions to fuel partner growth and success, while facilitating memorable experiences for travelers. Our organization is made up of three pillars: Expedia Product & Technology, focused on the group’s product and technical strategy and offerings; Expedia Brands, housing all our consumer brands; and Expedia for Business, consisting of business-to-business solutions and relationships throughout the travel ecosystem. The Expedia Group family of brands includes: Expedia®, Hotels.com®, Expedia® Partner Solutions, Vrbo®, trivago®, Orbitz®, Travelocity®, Hotwire®, Wotif®, ebookers®, CheapTickets®, Expedia Group™ Media Solutions, CarRentals.com™, and Expedia Cruises™. For more information, visit www.expediagroup.com. Follow us on Twitter @expediagroup and check out our LinkedIn www.linkedin.com/company/expedia/. © 2022 Expedia, Inc., an Expedia Group company. All rights reserved. Trademarks and logos are the property of their respective owners. CST: 2029030-50 Media Contact: Dave McNamee – dmcnamee@expediagroup.com